ELITE ACCESS BROKERAGE EDITION® (09/17)

INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA650)
INDIVIDUAL VARIABLE ANNUITY APPLICATION (VA660)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
Home Office: Lansing, Michigan
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable)

Jackson® pre-assigned Contract Number (if applicable)

Primary Owner

- **PLEASE PRINT CLEARLY**
- Please see the Good Order Checklist for additional requirements.

Type of Ownership:

☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

For entity owned, tax qualified contracts (except for Trust owned), the entity owner's W-9 or substitute W-9 should be on file prior to taking a distribution. If not, the distribution may require the mandatory IRA Foreign Withholding.

Social Security Number or Tax ID Number

Phone Number (include area code)

Sex ☐ Male ☐ Female

U.S. Citizen ☐ Yes ☐ No

Date of Birth (mm/dd/yyyy)

First Name

Middle Name

Last Name

Non-Natural Owner/Entity Name (if applicable)

Email Address (print clearly)

Physical Address Line 1 (No P.O. Boxes)

Physical Address Line 2

Physical Address City

State

ZIP

Mailing Address Line 1

Mailing Address Line 2

Mailing Address City

State

ZIP

ICC16 VDA 780 01/17

Page 1 of 11

V7873 09/17

Page 2 of 11 V7873 09/17 LONG-TERM SMART ICC16 VDA 780 01/17 First Name Middle Name Last Name Relationship to Owner Social Security Number Email Address Phone Number (include area code) (print clearly) Sex Male Female U.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Date of Birth (mm/dd/yyyy) First Name Middle Name Last Name Social Security Number Phone Number (include area code) Sex Male Female U.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Date of Birth (mm/dd/yyyy) No Joint Annuitant First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Sex Male Female U.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) City State ZIP Line 2 Date of Birth (mm/dd/yyyy) Joint Owner Primary Annuitant Joint Annuitant Complete this section if different than Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

LONG-TERM SMART

Beneficiary(ies)

It is required for Good Order that the Death Benefit Percentage be **whole numbers** and **must** total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

☐ Primary | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP

- Please use form X3041 for additional beneficiaries.

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP

ICC16 VDA 780 01/17 Page 3 of 11 **V7873 09/17**

LONG-TERM SMART

Premium Payment

Select method of payment and note approximate amount:

Check Attached $ ☐ Check In Transit $ ☐ Wire $ ☐

External Transfer $ ☐ Internal Transfer $ ☐

Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ☐

*Tax Contribution Years and Amounts:

Year: ☐ $ ☐ Year: ☐ $ ☐

Statement Regarding Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that with regard to Jackson National Life Insurance Company® (Jackson) or any other company: (Please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson will only request the funds if the "Client Initiated" section is left blank or checked "No."**

- One account number per box. Please also submit form X3783 for external transfers.

Transfer Type	Client Initiated	Company releasing funds	Account number	Maturity date	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No				$
☐ Full ☐ Partial	☐ Yes ☐ No				$

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

☐

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

ICC16 VDA 780 01/17 Page 4 of 11 **V7873 09/17**

LONG-TERM SMART

Premium Allocation

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

%	Traditional Investments – Equity Investments
	JNL® Multi-Manager Mid Cap (663)
	JNL Multi-Manager Small Cap Growth (116)
	JNL Multi-Manager Small Cap Value (208)
	JNL/American Funds® Growth (395)
	JNL/American Funds Growth-Income (342)
	JNL/The Boston Company Equity Income (606)
	JNL/ClearBridge Large Cap Growth (364)
	JNL/DFA U.S. Core Equity (115)
	JNL/DFA U.S. Small Cap (612)
	JNL/Franklin Templeton Income (075)
	JNL/Invesco Diversified Dividend (365)
	JNL/Invesco Small Cap Growth (195)
	JNL/JPMorgan MidCap Growth (101)
	JNL/The London Company Focused U.S. Equity (639)
	JNL/Mellon Capital Dow℠ Index (145)
	JNL/Mellon Capital Nasdaq® 100 Index (222)

%	Traditional Investments – Equity Investments (cont. from previous column)
	JNL/Mellon Capital S&P® 400 MidCap Index (124)
	JNL/Mellon Capital S&P 500® Index (123)
	JNL/Mellon Capital S&P 1500 Growth Index (366)
	JNL/Mellon Capital S&P 1500 Value Index (367)
	JNL/Mellon Capital Small Cap Index (128)
	JNL/PPM America Mid Cap Value (293)
	JNL/T. Rowe Price Established Growth (111)
	JNL/T. Rowe Price Value (149)
	JNL/Vanguard Capital Growth (373)
	JNL/Vanguard Equity Income (374)
	JNL/Vanguard Small Company Growth (376)
	JNL/Vanguard U.S. Stock Market Index (668)
	JNL/WMC Balanced (104)

%	Traditional Investments – International
	JNL/American Funds Global Growth (638)
	JNL/American Funds International (343)
	JNL/Causeway International Value Select (126)
	JNL/Epoch Global Shareholder Yield (397)
	JNL/Franklin Templeton International Small Cap Growth (250)
	JNL/GQG Emerging Markets Equity (675)
	JNL/Harris Oakmark Global Equity (656)
	JNL/Invesco China-India (273)
	JNL/Invesco International Growth (113)
	JNL/Lazard Emerging Markets (077)
	JNL/Lazard International Strategic Equity (630)
	JNL/Mellon Capital Emerging Markets Index (349)
	JNL/Mellon Capital International Index (129)
	JNL/Mellon Capital MSCI World Index (183)
	JNL/Oppenheimer Emerging Markets Innovator (657)
	JNL/Vanguard International (375)
	JNL/Vanguard International Stock Market Index (670)
	JNL/WCM Focused International Equity (640)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

ICC16 VDA 780 01/17 Page 5 of 11 **V7873 09/17**

LONG-TERM SMART

Premium Allocation (Continued from page 5)

Total number of allocation selections may not exceed 99.

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

%	Traditional Investments – Sector
	JNL/Mellon Capital Consumer Discretionary Sector (185)
	JNL/Mellon Capital Consumer Staples Sector (368)
	JNL/Mellon Capital Energy Sector (190)
	JNL/Mellon Capital Financial Sector (189)
	JNL/Mellon Capital Healthcare Sector (188)
	JNL/Mellon Capital Industrials Sector (369)
	JNL/Mellon Capital Information Technology Sector (187)
	JNL/Mellon Capital Materials Sector (370)
	JNL/Mellon Capital Real Estate Sector (371)
	JNL/Mellon Capital Telecommunications Sector (191)
	JNL/Mellon Capital Utilities Sector (635)

%	Traditional Investments – Specialty
	JNL/DoubleLine® Shiller Enhanced CAPE® (659)
	JNL/Mellon Capital 10 x 10 (243)
	JNL/Mellon Capital European 30 (299)
	JNL/Mellon Capital Index 5 (242)
	JNL/Mellon Capital JNL 5 (224)
	JNL/Mellon Capital MSCI KLD 400 Social Index (667)
	JNL/Mellon Capital Pacific Rim 30 (298)
	JNL/Mellon Capital S&P SMid 60 (248)
	JNL/S&P 4 (292)
	JNL/S&P Competitive Advantage (274)
	JNL/S&P Dividend Income & Growth (278)
	JNL/S&P Intrinsic Value (279)
	JNL/S&P Total Yield (280)
	JNL/S&P International 5 (654)
	JNL/S&P Mid 3 (363)

%	Traditional Investments – Fixed Income
	JNL/Crescent High Income (660)
	JNL/DoubleLine Core Fixed Income (127)
	JNL/DoubleLine Emerging Markets Fixed Income (661)
	JNL/DoubleLine Total Return (636)
	JNL/Franklin Templeton Global Multisector Bond (348)
	JNL/Goldman Sachs Emerging Markets Debt (059)
	JNL/JPMorgan U.S. Government & Quality Bond (109)
	JNL/Mellon Capital Bond Index (133)
	JNL/Neuberger Berman Strategic Income (361)
	JNL/PIMCO Credit Income (604)
	JNL/PIMCO Income (372)
	JNL/PIMCO Real Return (078)
	JNL/PPM America Floating Rate Income (346)
	JNL/PPM America High Yield Bond (136)
	JNL/PPM America Total Return (662)
	JNL/Scout Unconstrained Bond (648)
	JNL/T. Rowe Price Short-Term Bond (076)
	JNL/Vanguard Global Bond Market Index (671)
	JNL/WMC Government Money Market (107)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

ICC16 VDA 780 01/17 Page 6 of 11 **V7873 09/17**

LONG-TERM SMART

Premium Allocation (Continued from pages 5 and 6)

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

• **NOTE:** The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

%	Alternative Investments – Alternative Assets
	JNL/BlackRock Global Natural Resources (066)
	JNL/Brookfield Global Infrastructure and MLP (347)
	JNL/Invesco Global Real Estate (206)
	JNL/Neuberger Berman Risk Balanced Commodity Strategy (643)
	JNL/VanEck International Gold (615)

%	Alternative Investments – Alternative Strategies
	JNL Multi-Manager Alternative (655)
	JNL/AQR Large Cap Relaxed Constraint Equity (068)
	JNL/AQR Managed Futures Strategy (379)
	JNL/AQR Risk Parity (641)
	JNL/BlackRock Global Long Short Credit (628)
	JNL/Boston Partners Global Long Short Equity (653)
	JNL/Eaton Vance Global Macro Absolute Return Advantage (629)
	JNL/FAMCO Flex Core Covered Call (398)
	JNL/Neuberger Berman Currency (614)
	JNL/Nicholas Convertible Arbitrage (603)
	JNL/PPM America Long Short Credit (631)
	JNL/Westchester Capital Event Driven (658)

%	Tactically Managed Strategies
	JNL Tactical ETF Moderate (389)
	JNL Tactical ETF Moderate Growth (390)
	JNL Tactical ETF Growth (391)
	JNL/AB Dynamic Asset Allocation (644)
	JNL/BlackRock Global Allocation (345)
	JNL/FPA + DoubleLine Flexible Allocation (305)
	JNL/T. Rowe Price Capital Appreciation (637)

%	Risk Management Strategies
	JNL/MMRS Conservative (645)
	JNL/MMRS Moderate (647)
	JNL/MMRS Growth (646)

%	Asset Allocation
	JNL Institutional Alt 50 (303)
	JNL Institutional Alt 100 (388)
	JNL Interest Rate Opportunities (620)
	JNL Real Assets (619)
	JNL Conservative Allocation (380)
	JNL Moderate Allocation (381)
	JNL Moderate Growth Allocation (070)

%	Asset Allocation (cont. from previous column)
	JNL Growth Allocation (071)
	JNL Aggressive Growth Allocation (072)
	JNL/American Funds Moderate Growth Allocation (357)
	JNL/American Funds Growth Allocation (358)
	JNL/DFA Moderate Growth Allocation (665)
	JNL/DFA Growth Allocation (664)
	JNL/Vanguard Moderate Allocation (672)
	JNL/Vanguard Moderate Growth Allocation (673)
	JNL/Vanguard Growth Allocation (674)

%	Fixed Account Options *
	***Not available if the Liquidity Option is selected.**
	5-Year (045)
	7-Year (047)

ICC16 VDA 780 01/17 Page 7 of 11 **V7873 09/17**

LONG-TERM SMART

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (V5485).

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 10.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ________ **OR** ☐ Immediately after issue

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th.

Optional Benefit **May not be available in all states and once selected cannot be changed.**

- **Optional Benefit: Additional charges will apply. Please see the prospectus for details.**

☐ **Liquidity Option** (Contract Form VA660)

Fixed Account Options are not available if Liquidity Option is selected.

Telephone/Electronic Transfer Authorization

- **If no election is made, Jackson will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Producer/Representative, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Telephone/Electronic Authorization Request form, (V3982).

Authorized Caller

- This authorization is not extended to Telephone/Electronic Transfer Authorization.

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

ICC16 VDA 780 01/17 Page 8 of 11 **V7873 09/17**

LONG-TERM SMART

Electronic Delivery Authorization

- If no election is made, Jackson will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize Electronic Delivery but do not provide an email address or the address is illegible, Electronic Delivery will not be initiated.

Do you consent to Electronic Delivery of documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semiannual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ______________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

ICC16 VDA 780 01/17 Page 9 of 11 **V7873 09/17**

Client Acknowledgments Page 10 of 11 V7873 09/17 LONG-TERM SMART ICC16 VDA 780 01/17 Notice to Applicant Owner's Signature Date Signed (mm/dd/yyyy) State where signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Client Signatures State where signed 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Only applicable to Contracts with a Fixed Account Option.) 10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options.

LONG-TERM SMART

Producer/Representative Acknowledgments

! Complete this certification regarding sales material section only if:
- Your client has other existing policies or annuity contracts

AND
- Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

By signing this form, I certify that:
1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position.
5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
7. I have complied with requirements for disclosures and/or replacements as necessary.

- **Program Options Note:** If no option is indicated, the designated default will be used.

Producer/Representative # 1 Signature | **Date Signed** (mm/dd/yyyy) | **Jackson Prod./Rep. No.**

First Name | Middle Name | Last Name

Email Address (print clearly) | Business Phone Number (include area code) | Extension

Program Options * ☐ A ☐ B ☐ C ☐ D ☐ E | Percentage ____ %

* **NOTE:** If Liquidity Option is selected, only Program Option E is available.

If more than one Producer/Representative is participating in a Program Option on this case, please provide the additional Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (producers # 1-4 totaling 100%).

- If Percentage is left blank, all Producer/Reps will receive equal shares.

Producer/Representative Name	Jackson Producer/Representative No.	Percentage
Producer/Representative Name # 2		%
Producer/Representative Name # 3		%
Producer/Representative Name # 4		%

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